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                                                                    EXHIBIT 11
                          COMPAQ COMPUTER CORPORATION
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



Year ended December 31,
In millions, except per share amounts               1995       1994       1993
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Primary earnings per share:-

Shares used in computing earnings per share:
  Weighted average number of shares outstanding    264.0      257.5      246.0
  Incremental shares attributed
    to outstanding options                           9.6       11.1        8.1
                                                 ------------------------------
                                                   273.6      268.6      254.1
                                                 ==============================
Earnings:
  Net income                                     $   789    $   867    $   462
                                                 ==============================

Earnings per common and common equivalent share  $  2.88    $  3.23    $  1.82
                                                 ==============================

Earnings per share - assuming full dilution:-

Shares used in computing earnings per share:
  Weighted average number of shares outstanding    264.0      257.5      246.0
  Incremental shares attributed to
    outstanding options                             11.0       12.6       12.9
                                                 ------------------------------
                                                   275.0      270.1      258.9
                                                 ==============================

Earnings:
  Net income                                     $   789    $   867    $   462
                                                 ==============================

Earnings per common and common equivalent share  $  2.87    $  3.21    $  1.78
                                                 ==============================